SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2013 (October 8, 2013)

Amarok Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-156594	98-0599925
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
30021 Tomas Street, Suite 300 Rancho Santa Margarita, CA 92688 (Address of principal executive offices)
(949) 682-7889
(Registrant’s Telephone Number)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amarok Resources, Inc.

Form 8-K

Current Report

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 8, 2013, Amarok Resources, Inc. (the “Company”) entered into an Acquisition and Option Agreement (the “Acquisition Agreement”) with Trio Gold Corp. (“Trio”), an Alberta incorporated Company, in which the Company’s will transfer and assign its interest and grant an option to Trio relating to several of the Company’s properties. Specifically, Trio acquired the following: (i) one hundred percent (100%) of the Night Hawk property in exchange for completing a GEO-Reference program covering the Night Hawk Claim, such assignment is subject only to a five percent (5%) Net Smelter Royalty (“NSR”) payable to the Company; and (ii) an option to earn a one hundred percent (100%) interest in the McNeil Gold property, including any and all assets on the property, by expending a total of five million (5,000,000) dollars, such option is subject only to a five percent (5%) Net Smelter Royalty (“NSR”) payable to the Company. In the event Trio does not send the five (5) million dollars by December 31, 2019, Trio will have no further right to earn an interest under the Acquisition Agreement and will have earned no interest.

The preceding description of the Acquisition Agreement is a brief summary of its terms and does not purport to be complete, and is qualified in its entirety by reference to the Acquisition Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	(d) EXHIBITS

Exhibit	Exhibit Description
10.1	Acquisition and Option Agreement, dated October 8, 2013, by and between Amarok Resources, Inc. and Trio Gold Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 23, 2013	AMAROK RESOURCES, INC.

By: /s/ Roger Janssen
Name: Roger Janssen
Title: President